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Exhibit 99.1
Teleflex Incorporated Third Quarter 2006 Earnings Conference Call Exhibit 99.1

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 35748260

Forward-Looking Statements and Other Information This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring and impairment charges, gains or losses on sale of businesses and assets, interest income and expense and taxes on income are excluded from the measure.

Jeff Black Chairman and Chief Executive Officer

Q3 2006 Financial Results at a Glance Revenues: $639.1 million, up 9% Core growth: 6% Income from continuing operations: $36.3 million, or $0.92 per share Diluted EPS up 6% from Q3 2005 Income from continuing operations excluding special charges, gain on sale of assets: $38.0 million, or $0.96 per share Diluted EPS up 10% from Q3 2005 Cash flow from operations: $81.3 million 10% increase from Q3 2005 A Great Quarter for Teleflex

Q3 2006 Core Growth/Market Trends Medical 4% core growth Growth drivers: European sales, OEM business, new sleep market products Commercial 3% core growth Growth drivers: APUs and alt fuels, rigging for oil & gas industry, new products in marine Aerospace 13% core growth Growth drivers: Cargo systems new build and conversions, cargo aftermarket spares and repairs

Fourth Quarter Outlook Maintaining view of 2006 earnings performance Medical Segment: Seasonal revenue uptick, modest sequential margin expansion Commercial Segment: Continued good execution, continued softness in auto and marine markets, results in line with plan Aerospace Segment: End markets remain strong, impact from customer insourcing initiative and mix shift

Martin Headley Executive Vice President and Chief Financial Officer

Q3 2006 Summary Financial Results 6% core growth Positive core growth in all three business segments Top line growth and margin expansion drive 6% increase in adjusted income

Q3 2006 Results - Medical Segment + Solid recovery to 20%+ operating margins + European sales + OEM business - specialty devices + New products $2.2 million IT costs in Q3 ($8.6 million YTD)

Q3 2006 Results - Commercial Segment + Continued momentum for alternative fuel systems and auxiliary power units + Katrina repairs continue Push-outs and production schedule changes in automotive business Marine market remains soft

Q3 2006 Results - Aerospace Segment + Continued positive topline and operating profit growth + Cargo system installs drive future aftermarket revenues Margin contraction from higher concentration of wide body installs Customer insourcing initiatives

Asset Velocity Asset velocity 16.6% at quarter end Long term target - asset velocity below 15% Note: Asset velocity defined as working capital (excluding cash, debt, and deferred taxes) as a percentage of annualized quarterly sales

Cash Flow Strong cash flow Q3 - continue to catch up from first quarter low On target to hit 2006 cash flow from operations forecast of approximately $300 million

Cash Flow Conversion - Q3 176% 152% Adjusted operating income defined as income from continuing operations excluding special charges CAPEX Amounts: Q3 2005: $19.3 million Q3 2006: $14.2 million ($ mil)

Cash Flow Conversion - YTD 158% 183% ($ mil) Adjusted operating income defined as income from continuing operations excluding special charges CAPEX Amounts: YTD 2005: $45.7 million YTD 2006: $42.3 million

Strong Balance Sheet for Future Growth Strong, well capitalized balance sheet $140 million stock buyback completed in third quarter 2,317,347 shares purchased

Teleflex 2006 Outlook Diluted earnings per share from continuing operations before restructuring and impairment charges, gain or loss on sale of assets and tax benefit: $3.75 to $3.90 Special charges: 35 cents to 45 cents per fully diluted share Tax benefit (recognized in second quarter): $4.8 million or 12 cents per fully diluted share Operating cash flow approximately $300 million Note: Non-cash expense related to accounting for stock options of $7 to $8 million pre-tax, or 12 to 14 cents per fully diluted share

Teleflex Today Each business segment well-positioned Current growth drivers Future growth plans Diversified manufacturing platform Strong management teams Solid capital base, debt capacity Strong cash flow generation Multiple options for adding shareholder value Acquisitions Return of capital to shareholders

Question and Answer Session

Appendix A - Summary from Continuing Operations, 2006

Appendix B - Summary from Continuing Operations, 2005

Appendix C - Reconciliation of Net Debt to Total Capital

Appendix D - Reconciliation of EPS Guidance to GAAP Guidance before special charges, one-time tax benefit, and gain or loss Special charges and gain or loss on sale of assets Tax benefit Net earnings per share $3.75 - $3.90 $ 0.45 - $ 0.35 $0.12 $3.42 - $3.67